FAB INDUSTRIES, INC.

                          EMPLOYEE STOCK OWNERSHIP PLAN










                           Effective November 25, 1991








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                              FAB INDUSTRIES, INC.
                          EMPLOYEE STOCK OWNERSHIP PLAN

                                TABLE OF CONTENTS

SECTION                                                                PAGE

SECTION       1.    PURPOSE......................................         1

SECTION       2.    DEFINITIONS..................................         2

                    2.1    Account...............................         2
                    2.2    Active Member.........................         2
                    2.3    Affiliated Company....................         2
                    2.4    Allocation Date.......................         2
                    2.5    Allocation Limit......................         2
                    2.6    Annual Additions......................         2
                    2.7    Beneficiary...........................         3
                    2.8    Board.................................         3
                    2.9    Break in Service......................         3
                    2.10   Code..................................         3
                    2.11   Committee.............................         3
                    2.12   Company or Participating Company......         3
                    2.13   Company Contributions.................         4
                    2.14   Compensation..........................         4
                    2.15   Disability or Disabled................         4
                    2.16   Effective Date........................         4
                    2.17   Employee..............................         4
                    2.18   Employment Date.......................         5
                    2.19   ERISA.................................         5
                    2.20   ESOP Loan.............................         5
                    2.21   FAB...................................         5
                    2.22   Financed Stock........................         5
                    2.23   Highly Compensated Employee...........         5
                    2.24   Hour of Service.......................         5
                    2.25   IRS...................................         5
                    2.26   Leased Employee.......................         5
                    2.27   Loan Suspense Account.................         6
                    2.28   Member................................         6
                    2.29   Normal Retirement Age.................         6
                    2.30   Plan..................................         6
                    2.31   Plan Entry Date.......................         6
                    2.32   Plan Year.............................         6
                    2.33   Qualified Plan........................         6
                    2.34   Retire or Retirement..................         6
                    2.35   Service...............................         6
                    2.36   Spouse................................         7
                    2.37   Stock.................................         7
                    2.38   Trust or Trust Fund...................         7
                    2.39   Trust Agreement.......................         7




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                              FAB INDUSTRIES, INC.
                          EMPLOYEE STOCK OWNERSHIP PLAN

                                TABLE OF CONTENTS
                                   (CONTINUED)

SECTION                                                                  PAGE

SECTION  2.
               2.40   Trustee............................................   7
               2.41   Trustee............................................   7
               2.42   Vested Interest....................................   7
               2.43   Year of Service....................................   7

SECTION  3.    MEMBERSHIP................................................   8

               3.1    Eligibility on Effective Date......................   8
               3.2    Eligibility After Effective Date...................   8
               3.3    Automatic Enrollment by Committee..................   8
               3.4    Duration of Membership.............................   8
               3.5    Accounts of Members................................   9
               3.6    Limitation of Interests of Members.................   9

SECTION  4.    CONTRIBUTIONS TO THE PLAN.................................  10

               4.1    Company Contributions..............................  10
               4.2    Release of Financed Stock and Allocation of
                        Financed Stock and Company Contributions to
                        the Accounts of Members..........................  10
               4.3    Return of Mistaken or Conditional Company
                        Contributions....................................  11
               4.4    Forfeitures........................................  12
               4.5    Member Contributions Prohibited....................  12

SECTION  5.    INVESTMENT OF CONTRIBUTIONS...............................  13

               5.1    Investment in Stock................................  13
               5.2    Financed Stock.....................................  13

SECTION  6.    VALUATION AND MAINTENANCE OF MEMBERS'
                 ACCOUNTS................................................  15

               6.1    Valuation of the Trust Fund........................  15
               6.2    Adjustment of Members' Accounts....................  15
               6.3    Administrative Expenses............................  16
               6.4    Taxes..............................................  16
               6.5    Other Expenses.....................................  16
               6.6    Transactions with Disqualified Persons.............  16




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                              FAB INDUSTRIES, INC.
                          EMPLOYEE STOCK OWNERSHIP PLAN

                                TABLE OF CONTENTS
                                   (CONTINUED)

SECTION                                                                PAGE

SECTION 7.    VESTING OF COMPANY CONTRIBUTIONS.......................    17

              7.1    Full Vesting....................................    17
              7.2    Vesting Upon Other Terminations of Service......    17
              7.3    Rules Applicable to Vesting.....................    17

SECTION 8.    WITHDRAWALS FOR DIVERSIFICATION........................    19

              8.1    Withdrawal......................................    19
              8.2    De Minimis Exception............................    19

SECTION 9.    DISTRIBUTIONS UPON TERMINATION OF SERVICE..............    20

              9.1    Distributions Upon a Member's Termination of
                       Service by Reason of Retirement or Disability.    20
              9.2Distributions Upon Other Terminations of Service....    20
              9.3Deferral Election...................................    20
              9.4Distributions Upon Death............................    21
              9.5Minimum Required Distributions......................    21
              9.6Single Sum Stock Distributions......................    21
              9.7Current Dividends Distributions.....................    21
              9.8Rollovers to Other Plans or IRAs....................    22

SECTION 10.   MAXIMUM AMOUNT OF ALLOCATION...........................    23

              10.1   Limitation on Annual Additions                      23
              10.2   Priority of Reduction                               23
              10.3   Other Plans                                         23

SECTION 11.   RIGHTS AND RESTRICTIONS APPLICABLE TO STOCK............    24

              11.1Voting.............................................    24
              11.2Tender Offers......................................    25
              11.3Restrictions on Stock..............................    26
              11.4Cash Dividends.....................................    26
              11.5Reasonable Actions.................................    27
              11.6Right of First Refusal.............................    27
              11.7Put Option.........................................    27
              11.8Special Definition of Member.......................    28





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                              FAB INDUSTRIES, INC.
                          EMPLOYEE STOCK OWNERSHIP PLAN

                                TABLE OF CONTENTS
                                   (CONTINUED)

SECTION                                                                   PAGE

SECTION 12.   DESIGNATION OF BENEFICIARIES..............................    29

              12.1   Selected Beneficiaries.............................    29
              12.2   Spouse as Beneficiary..............................    29

SECTION 13.   TOP-HEAVY LIMITATIONS.....................................    30

              13.1   Definitions........................................    30
              13.2   Top-Heavy Plan Years...............................    30
              13.3   Aggregation with Other Plans.......................    31


SECTION 14.   ADMINISTRATION OF THE PLAN................................    32

              14.1   The Committee......................................    32
              14.2   The Trustee........................................    32
              14.3   Agents.............................................    32
              14.4   Formation of Committee.............................    32
              14.5   Chairman...........................................    33
              14.6   Demands for Money..................................    33
              14.7   Benefit Claims.....................................    33
              14.8   No Personal Liability..............................    34
              14.9   Agent for Service of Process.......................    34

SECTION 15.   WITHDRAWAL OF A PARTICIPATING COMPANY.....................    35

              15.1   Procedures for Withdrawal..........................    35
              15.2   Contributions Upon Withdrawal......................    35
              15.3   Effect of Withdrawal...............................    36
              15.4   Transfer of Plan Assets............................    36
              15.5   Determinations, Approvals and Notifications........    36

SECTION 16.   AMENDMENT OR TERMINATION OF THE PLAN
                AND TRUST...............................................    37

              16.1   Amendment, Suspension or Termination of the Plan...    37
              16.2   Notice.............................................    37
              16.3   Termination of the Plan............................    37





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                              FAB INDUSTRIES, INC.
                          EMPLOYEE STOCK OWNERSHIP PLAN

                                TABLE OF CONTENTS
                                   (CONTINUED)

SECTION                                                                 PAGE

SECTION 7.   GENERAL LIMITATIONS AND PROVISIONS..........................  39

             17.1 Decrease in Value of Trust Assets......................  39
             17.2 Sole Source of Benefits................................  39
             17.3 No Right to Employment.................................  39
             17.4 Incompetency...........................................  39
             17.5 Alienation.............................................  40
             17.6 Avoidance of Escheat...................................  40
             17.7 Filing Information.....................................  40
             17.8 The Trust..............................................  41
             17.9 Communications to Fab and the Committee................  41
             17.10 Communications to Members.............................  41
             17.11 Captions and References...............................  41
             17.12 Governing Law.........................................  41






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                              FAB INDUSTRIES, INC.
                          EMPLOYEE STOCK OWNERSHIP PLAN

                                   SECTION 1.

                                     PURPOSE


The purpose of the Plan is to encourage employees to make and continue their careers with the Company by providing eligible employees with a convenient way to obtain a beneficial interest in Stock, all as set forth herein and in the Trust Agreement adopted as a part of the Plan. The Plan and the Trust Agreement established hereunder are intended to qualify as a plan and trust that constitutes an "employee stock ownership plan" meeting the requirements of
Section 4975(e)(7) of the Code and Section 407(d)(6) of ERISA, and a "stock bonus plan" meeting the requirements for qualification under Section 401(a) of the Code, and the Trust is intended to be exempt from Federal income taxation under Section 501(a) of the Code. The Plan is intended to invest primarily in securities qualifying as "employer securities" under Section 409(1) of the Code and Section 407(d)(1) of ERISA.


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                                   SECTION 2.

                                   DEFINITIONS


2.1 "ACCOUNT" shall mean the account established and maintained in respect of a Member pursuant to Section 3.5.

2.2 "ACTIVE MEMBER" shall mean, with respect to each Allocation Date, a Member who (i) has completed one (1) Year of Service during the corresponding Plan Year and (ii) is in Service (except under Section 2.35(ii)) on the Allocation Date.

2.3 "AFFILIATED COMPANY" shall mean the Company and, to the minimum extent necessary under the Code, any entity that is required to be aggregated with the Company under Section 414 of the Code (or any successor thereto); provided, however, that solely for purposes of
              Section 10, "Affiliated Company" shall also mean any other entity (or any successor thereto) that is required to be aggregated with the Company under Section 415(h) of the Code.

2.4 "ALLOCATION DATE" shall mean (i) the last day of each Plan Year occurring before the date of termination specified by Fab under
              Section 16, (ii) the last day of any month or months during a Plan Year, as the Committee may from time to time determine, and (iii) solely for purposes of Section 16, such termination date.

2.5 "ALLOCATION LIMIT" shall mean, as of each Allocation Date, that no more than one- third (1/3) of the Annual Additions (except forfeitures) attributed to Members' Accounts by reason of Section 4.2(c) are so attributed to the Accounts of Highly Compensated Employees.

2.6 "ANNUAL ADDITIONS" shall mean, without regard to Section 10 for each Plan Year, the sum of (i) the Company Contributions that are directly credited to a Member's Account for a Plan Year in accordance with Section 4.2(c) and (ii) a Member's allocable share of the Company Contributions applied to the repayment of an ESOP Loan for such Plan Year, determined as if such Company Contributions had not been applied to the repayment of an ESOP Loan, but rather had been allocated to the Accounts of Members in accordance with Section 4.2(c); provided, however, that any Company Contributions applied by the Trustee (not later than the due date, including extensions for filing the Company's Federal income tax return for that Plan Year) to pay interest on an ESOP Loan, any forfeitures of Financed Stock, and any amounts allocated to Member's Accounts under Section 4.2(b) shall not be included as Annual Additions.


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2.7           "BENEFICIARY"   shall  mean  the   beneficiary  or   beneficiaries
              designated pursuant to Section 12 to receive distribution payable under Section 9.4, if any, upon the death of a Member.

2.8           "BOARD" shall mean the Board of Directors of Fab.

2.9 "BREAK IN SERVICE" shall mean, as determined by the Committee in accordance with ERISA and the Code, a twelve (12) month period commencing on the later of the Effective Date or a Member's Employment Date, or any Plan Year commencing after such date, during which a Member fails to complete five hundred one (501) Hours of Service. A Member who is absent from Service due to the pregnancy of the Member, the birth of a child of the Member, the placement of a child with the Member in connection with adoption of such child by the Member, or the caring for such child for the period immediately following birth or placement and who is not entitled to be credited with Hours of Service for such absence, shall be credited, solely for purposes of determining whether the Member has incurred a Break in Service, with the number of Hours of Service for such absence that otherwise would have been credited to the Member had he or she been performing duties during the absence; provided, however, that in no event shall more than five hundred one (501) Hours of Service be credited for any single continuous period of absence described herein. If, during any twelve (12) month period described herein, the Member has not yet been credited with five hundred one (501) Hours of Service, then the Hours of Service shall be credited in such period; in any other case, the Hours of Service credited hereunder shall be credited in the next following twelve (12) month period.

2.10 "CODE" shall mean the Internal Revenue Code of 1986, as now in effect or as hereafter amended, and all applicable rulings, guidelines or regulations (whether proposed, temporary or final)
              promulgated thereunder. All citations to sections or other references thereof are to such sections or other references as they may from time to time be amended, renumbered, or superseded.

2.11 "COMMITTEE" shall mean the committe that administers the Plan as provided for in Section 14.

2.12 "COMPANY OR "PARTICIPATING COMPANY" shall mean Fab, or any other Affiliated Company (i) whose board of directors or equivalent governing body shall have adopted the Plan and the Trust Agreement by appropriate action and (ii) whose adoption thereof is approved by the Board. Any such Participating Company which so adopts the Plan shall be deemed thereby to adopt the Trust Agreement and to appoint Fab and the Committee as its exclusive agents to exercise on its behalf all of the power and authority conferred hereby, or by the Trust Agreement, upon the Company or the Committee. The authority of Fab and the Committee to act as such agents shall continue until the Plan is completely terminated as to such Participating Company and the relevant portion of the Trust Fund has been distributed by the Trustee as provided in Section 15.3.


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2.13          "COMPANY CONTRIBUTIONS" shall mean contributions by the Company to the Trust Fund pursuant to Section 4 and forfeitures treated as Company Contributions under Section 4.4.

2.14 "COMPENSATION" shall mean, for each Plan Year, the "compensation" (as defined under Section 415(c)(3) of the Code and Treas. Reg.
              Section 1.415-2(d)(10)) paid to an Employee for the performance of Service during such Plan Year, and, (i) except for purposes of Sections 10 and 13, excludes any bonus and overtime, and twenty-five percent (25%) of any Employee's commission income, but, (ii) except for purposes of Section 10, includes any amounts otherwise excludable from such individual's gross income for Federal income tax purposes under Section 125 or Section 402(a)(8) of the Code; provided, however, that the maximum amount of Compensation taken into account for an Employee in any Plan Year shall not exceed $200,000, as such amount is determined, and is adjusted for any increase in the cost-of-living, under Section 401(a)(17) of the Code. Notwithstanding the above, effective December 1, 1994, Compensation shall not exceed $150,000, adjusted at the same time and in the same manner as under Section 415(d) of the Code, but only if and when the aggregate of such potential adjustments totals at least $10,000 and then only in amounts of $10,000, as in the manner described in Section 401(a)(17) of the Code.

              In determining  the  Compensation  of a Member for purposes of the dollar limitation, the rules of Section 414(q)(6) of the Code shall apply except that, in applying such rules, the term "family" shall include only the Spouse of the Member and any lineal descendants of the Member who have not obtained age nineteen (19) before the close of the Plan Year. If as a result of the application of such rules the adjusted limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined prior to the application of this limitation.

2.15 "DISABILITY" OR "DISABLED" shall mean the inability of a Member to adequately perform Service for an Affiliated Company due to a physical or mental impairment which is expected to last at least a year. Disability shall be determined by the Committee upon competent medical evidence that such Disability existed at the time the individual ceased to perform Service; provided, however, that, upon notice by the Member, (i) the Committee shall request the Medical Society of the County in which the Member performs Service to designate a physician to examine the Member and to determine whether he or she is Disabled, (ii) the physician's report on the Member's medical examination shall be final and binding on all parties and (iii) one-half (1/2) of all medical fees and expenses arising from the examination shall be borne by the Member.

2.16          "EFFECTIVE DATE" shall mean November 25, 1991.

2.17 "EMPLOYEE" shall mean any employee of the Company, as determined by the Committee, but excluding any individual who is (i) included in a unit of employees covered by a negotiated collective bargaining agreement which does not provide for

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              his or her membership in the Plan, (ii) a nonresident alien of the
              United  States or  described  in Section  861(a)(3) of the Code or
              (iii) a Leased Employee.

2.18 "EMPLOYMENT DATE" shall mean the first date on which an Employee or Leased Employee completes an Hour of Service.

2.19 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as now in effect or as hereafter amended, and all applicable rulings, guidelines or regulations (whether proposed, temporary or final) promulgated thereunder. All citations to sections or other references thereof are to such sections or other references as they may from time to time be amended, renumbered or superseded.

2.20 "ESOP LOAN" shall mean a loan or other extension of credit (including any installment purchase obligation) used to finance the acquisition of Financed Stock or to repay an existing ESOP Loan, in accordance with Section 5.2, which loan may constitute an extension of credit to the Trust from any person, including the Company.

2.21          "FAB" shall mean Fab Industries, Inc. (or any successor thereto).

2.22 "FINANCED STOCK" shall mean shares of Stock acquired for the Trust Fund with the proceeds of an ESOP Loan, as described in Section 5.2.

2.23 "HIGHLY COMPENSATED EMPLOYEE" shall mean a Member who is a "highly compensated employee" within the meaning of Section 414(q) of the Code.

2.24 "HOUR OF SERVICE" shall mean, as determined by the Committee in accordance with ERISA and the Code, each hour during which an individual performs Service (or is treated as performing Service under Section 2.35) and, except in the case of layoffs, jury duty, or military service, for which the individual is directly or indirectly paid, or entitled to payment by an Affiliated Company (including any back pay, irrespective of mitigation of damages); provided, however, that in no event shall more than five hundred one (501) Hours of Service be credited for purposes of Section 2.9 or Section 2.43 for any continuous period during which no Service is performed.

2.25          "IRS" shall mean the United States Internal Revenue Service.

2.26 "LEASED EMPLOYEE" shall mean any person (other than an Employee) who pursuant to an agreement between an Affiliated Company and any other person (the "leasing organization") has performed services for the Affiliated Company on a substantially full-time basis for a period of at least one (1) year, and such services are of a type historically performed by Employees in the business field of the Affiliated Company. Contributions or benefits provided to a Leased Employee by the leasing organization which are attributable to services performed for the Affiliated Company shall be treated as provided by the Employer.

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2.27          "LOAN  SUSPENSE  ACCOUNT"  shall mean an account  established  and maintained to hold shares of Financed Stock until such shares are allocated to an individual Member's Account pursuant to Section 4.2.

2.28 "MEMBER" shall mean any Employee who is enrolled in the membership of the Plan as provided in Section 3.

2.29          "NORMAL  RETIREMENT AGE" shall mean the later of the date a Member
              (i)  attains  age   sixty-five   (65)  or  (ii)  the  fifth  (5th)
              anniversary of the date an Employee first became a Member.

2.30 "PLAN" shall mean this Fab Industries, Inc. Employee Stock Ownership Plan, as the same may be amended from time to time.

2.31 "PLAN ENTRY DATE" shall mean the June 1st or December 1st that an Employee commences membership in the Plan in accordance with
              Section 3; provided, however, that, for purposes of Section 3.1, the Plan Entry Date shall be the Effective Date.

2.32 "PLAN YEAR" shall mean the fiscal year of Fab, the twelve (12) month period commencing on each December 1. For purposes of
              Section 415 of the Code (as applied under Section 10), the Plan Year shall also be the "limitation year."

2.33          "QUALIFIED PLAN" shall mean a plan meeting the requirements of (i)
              Section 401(a) of the Code, the related trust of which qualifies for tax-exempt status under Section 501(a) of the Code, or (ii)
              Section 403(a) of the Code.

2.34 "RETIRE" OR "RETIREMENT" shall mean a termination of Service (other than by reason of death or Disability) by a Member on or after the earlier of (i) his or her Normal Retirement Age or (ii) the date he or she has both attained age sixty (60) and completed ten (10) Years of Service.

2.35 "SERVICE" shall mean, as determined by the Committee, employment (whether or not as an Employee) with an Affiliated Company. To the extent and for the purposes determined by the Committee in accordance with ERISA and the Code, Service includes (i) periods of vacation and holidays, (ii) periods of layoff, (iii) other periods of absence authorized by the employing Affiliated Company for sickness, temporary disability, jury duty or personal reasons and (iv) if and to the extent required by Federal law, service in the Armed Forces of the United States. Service may also include any period of a Member's prior employment by any organization under such terms and conditions as the Committee may approve and subject to any required IRS approval.

2.36          "SPOUSE" shall mean the person then legally married to a Member.


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2.37          "STOCK" shall mean the Common Stock, par value $0.20 per share, of
              Fab that is listed on the American Stock Exchange, or such other securities designated by Fab that qualify as "employer securities" within the meaning of Section 409(l) of the Code and Section 407(d)(1) of ERISA.

2.38 "TRUST" OR "TRUST FUND" shall mean the trust established by Fab as a part of the Plan.

2.39 "TRUST AGREEMENT" shall mean the agreement between Fab and the Trustee that evidences the Trust, as the same may be amended from time to time, or any successor agreement thereto.

2.40 "TRUSTEE" shall mean the trustee or trustees of the Trust appointed by Fab, or any successor or successors, thereto;
              provided, however, that no Trustee may be appointed by Fab hereunder that is not a "bank", as defined in Section 202(a)(2) of the Investment Advisors Act of 1940, with equity capital in excess of $1,000,000.

2.41 "VALUATION DATE" shall mean (i) the Allocation Date for each Plan Year, and (ii) the last day of any month or months during a Plan Year (A) immediately preceding the date a Member's Vested Interest is distributed in accordance with the provisions of Section 9, but notwithstanding any other provision of the Plan to the contrary, solely for purposes of determining the number of shares of Stock under Section 9.7(b) or the amount of cash representing a fractional share of Stock under Section 9.6, or (B) as the Committee may otherwise from time to time determine.

2.42 "VESTED INTEREST" shall mean the portion of a Member's Account that has become nonforfeitable pursuant to Section 7.

2.43 "YEAR OF SERVICE" shall mean, as determined by the Committee in accordance with ERISA and the Code, a twelve (12) month period during which an individual completes one thousand (1,000) Hours of Service commencing on (i) solely for purposes of Section 3, his or her Employment Date or (ii) the first day of any Plan Year commencing on or after (or, for purposes of Section 2.2(i), immediately before) his or her Employment Date; provided, however, that, if a Member's Employment Date precedes December 1, 1990, then an Employee's Years of Service for purposes of determining his or her Vested Interest under Section 7, shall be determined by reference to December 1, 1990 (and not his or her Employment Date) under clause (ii) above. Years of Service of a Leased Employee shall be counted solely for purposes of Section 3 and Section 7.

                                   SECTION 3.

                                   MEMBERSHIP


3.1           ELIGIBILITY ON EFFECTIVE DATE

              As of the Effective Date, each Employee who is eligible to participate in either the Fab Lace, Inc. Employees Profit Sharing Plan or the Fab Industries, Inc. Money Option Savings Plan shall be automatically enrolled as a Member in the Plan.

3.2           ELIGIBILITY AFTER EFFECTIVE DATE

              Each Employee not described in Section 3.1 shall be automatically enrolled as a Member of the Plan as of the Plan Entry Date coincident with or immediately following the later of the date on which he or she (i) completes one (1) Year of Service, (ii) attains age eighteen (18) or (iii) becomes an Employee.

3.3           AUTOMATIC ENROLLMENT BY COMMITTEE

              The Committee shall take all necessary or appropriate action to enroll each Employee eligible under this Section 3, and, if it is determined that an Employee has for any reason not been enrolled in the membership of the Plan in accordance with Section 3.1 or
              Section 3.2, such Employee shall be retroactively enrolled on the next following Allocation Date in accordance with the applicable Section. On such Allocation Date, the Account of an Employee who is retroactively enrolled shall be adjusted by crediting the aggregate amount of Annual Additions, if any, which had not otherwise been attributed to an Account established on his or her behalf by reason of Section 4.2(c) on any prior Allocation Date had he or she been enrolled when first eligible. No enrollment forms shall be required to enroll an Employee; provided, however, that the Committee may, in accordance with Section 17.7, require an Employee to complete such Beneficiary designation forms, forms to apply for benefits and such other forms as the Committee may determine to be necessary or advisable.

3.4           DURATION OF MEMBERSHIP

              The membership of a Member shall cease upon distribution of the amount treated as his or her entire Vested Interest under Section 9 of the Plan, or, if earlier, his or her death.

3.5           ACCOUNTS OF MEMBERS

              The Committee shall establish and maintain or cause to be established and maintained in respect of each Member an Account showing his or her interest under the Plan and in the Trust Fund and all other relevant data pertaining thereto. Each Member shall be furnished with a written statement of his or her Account and the value of his or her interest in the Trust Fund at least annually and upon any distribution to him or her. In maintaining or causing to be maintained the Accounts of Members under the Plan, the Committee may conclusively rely on the valuations of the Trust in accordance with the Plan and the terms of the Trust Agreement.

3.6           LIMITATION OF INTERESTS OF MEMBERS

              The establishment and maintenance of, or allocations and credits to, the Account of any Member shall not vest in any Member, Beneficiary, Spouse or other person, any right, title or interest in the Account, the Trust Fund or to any Plan benefits except at such times and upon such terms and conditions as expressly set forth in the Plan and the Trust Agreement.

                                   SECTION 4.

                            CONTRIBUTIONS TO THE PLAN


4.1           COMPANY CONTRIBUTIONS

              For each Plan Year, the amount and the timing of the Company Contributions to be paid into the Trust Fund shall be determined by Fab. Company Contributions may be either in cash, cash equivalents or Stock, as determined by Fab; provided, however, that the amount of Company Contributions made in cash for any Plan Year shall be made at such times and in such amounts as shall be sufficient to amortize the amount of the principal and interest due with respect to any ESOP Loan.

4.2 RELEASE OF FINANCED STOCK AND ALLOCATION OF FINANCED STOCK AND COMPANY CONTRIBUTIONS TO THE ACCOUNTS OF MEMBERS

              (a) Financed Stock shall initially be credited to a Loan Suspense Account and shall be allocated to Members' Accounts only as payments of principal and interest on the ESOP Loan are made by the Trustee. Company Contributions for any Plan Year shall first be applied to pay any obligation with respect to an ESOP Loan that will mature during such Plan Year and then, if Fab so directs the Trustee, be applied to prepay any other obligation with respect to an ESOP Loan. The number of shares of Financed Stock to be released from the Loan Suspense Account for allocation to the Members' Accounts for a Plan Year shall be based upon the ratio that the payments and interest on the ESOP Loan for that Plan Year bears to the total projected payments of principal and interest over the remainder of the repayment period of the ESOP Loan or such other method permitted under the Code and ERISA, as specified by Fab. If Fab elects for a Plan Year that some or all of the cash dividends paid on Financed Stock be applied to the repayment of an ESOP Loan, then any Financed Stock released from the Loan Suspense Account because of such repayment shall be allocated as if such cash dividends were Company Contributions applied in accordance with this Section 4.2(a) for such Plan Year.

              (b) In the event that for any Plan Year (i) Fab elects to require that some or all of the cash dividends paid on shares of Stock credited to a Member's Account be applied to the repayment of an ESOP Loan, (ii) an individual's return to Service requires the recrediting of a forfeiture under
                    Section 9.2(b), (iii) a notification received by the Committee requires the recrediting of a forfeiture under
                    Section 17.6, (iv) a retroactive enrollment requires crediting an adjustment under Section 3.3, then, the Account of such affected Member shall be credited with shares of Financed Stock released from the Loan Suspense Account for such Plan Year by application of Company Contributions under
                    Section 4.2(a), as of the Allocation Date for such Plan Year (unless Section 9.7(b)(ii) applies), with a value, determined as of such date that is equal to the amount of cash dividends so applied or the amount required to be credited under Section 3.3, Section 9.2(b) or Section 17.6, as the case may be; provided, however, that in the event such value of the shares of Financed Stock so released is insufficient to make the full allocation required by this
                    Section 4.2(b), then any insufficiency shall be satisfied first with Company Contributions not so applied (if any), and then with Trust Fund earnings, in cash or in Stock, with a value determined as of such date.

              (c) As of the Allocation Date for each Plan Year but after any required allocation under Section 4.2(b), any remaining shares of Financed Stock released from the Loan Suspense Account for such Plan Year under Section 4.2(a) and, separately, any remaining amount of Company Contributions not applied in accordance with Section 4.2(a), shall be credited to the Accounts of Active Members in the proportion that each such Active Member's Compensation for such Plan Year bears to the aggregate Compensation of all such Active Members for such Plan Year; provided, however, that, the Allocation Limit shall not be exceeded for any Plan Year. In the event that the Allocation Limit would otherwise be exceeded, the amount that would have been allocated to the Accounts of Highly Compensated Employees shall be reduced pro rata until such limit is achieved. The amount of such reduction shall then be allocated among the Active Members who are not Highly Compensated Employees; provided, however, that the Compensation of Highly Compensated Employees -------- ------- shall not be considered in determining such Active Members' pro rata shares of such allocation.

4.3           RETURN OF MISTAKEN OR CONDITIONAL COMPANY CONTRIBUTIONS

              If any Company Contributions are made by mistake of fact, the excess of the amount contributed over the amount that would have been contributed had there not occurred a mistake of fact shall be returned within one (1) year after payment of such Company Contributions. Company Contributions are expressly conditioned on their deductibility under Section 404(a)(1) or (3) of the Code and, to the extent treated as disallowed as such, shall be returned within one (1) year after such disallowance. This Plan is established and maintained on the condition that the IRS shall issue a favorable determination letter to the effect that the Plan and Trust, and any amendments thereto, meet the qualification requirements specified in Section 1 upon timely initial application. If such approval should be denied for any reason (including failure to comply with any conditions for such approval imposed by the IRS), all Company Contributions made before such denial shall be returned within one (1) year after such denial. In the event that Company Contributions are returned in accordance with this Section 4.3, a corresponding reduction, as determined by the Committee, shall be made to the Accounts of affected Members and no such affected Member, his or her Spouse or Beneficiary or any other person shall have any rights to all or any portion of the value represented by such reduction. Notwithstanding any other provision of the Plan to the contrary, no portion of any Company Contributions shall be returned to the Company if such portion has been previously applied to the payment of principal or interest on an ESOP Loan.

4.4           FORFEITURES

              As of the Allocation Date for each Plan Year, any forfeitures arising during such Plan Year under Section 9.2(b), Section 10.2(b) or Section 17.6 shall be treated as Company Contributions; provided, however, that in the event that a portion of a Member's Account is forfeited under the Plan, any Financed Stock allocated to his or her Account shall be forfeited last.

4.5           MEMBER CONTRIBUTIONS PROHIBITED

              Members shall not be permitted or required to make contributions under the Plan.

                                   SECTION 5.

                           INVESTMENT OF CONTRIBUTIONS



5.1           INVESTMENT IN STOCK

              (a) Except as otherwise provided in this Section 5.1, Company Contributions (other than contributions of Stock) received by the Trustee and all other monies, securities or property held by the Trustee under the Trust Agreement shall be invested with reasonable promptness by the Trustee in shares of Stock, except as otherwise applied under Section 4.2(a). Dividends (other than those currently paid to Members pursuant to Section 9.7 or Section 11.4, or applied to the repayment of an ESOP Loan under Section 4.2(a)) and other distributions received and gains realized on Stock held in the Trust Fund shall be similarly invested or applied to the acquisition of shares of Stock.

              (b) If shares of Stock are not available for purchase, the Trustee shall, to the extent not inconsistent with the Plan's continued qualification as an "employee stock ownership plan," within the meaning of Section 4975(e)(7) of the Code and Section 407(d)(6) of ERISA, invest amounts held by the Trust Fund in securities or investments other than Stock.

              (c) The Trustee may maintain cash reserves in the Trust Fund to provide funds for (i) payment of expenses or taxes of the Plan and the Trust under Section 6, (ii) distributions in cash or (iii) repayments of principal and interest on an ESOP Loan. Such reserves may be invested in cash, savings accounts, certificates of deposit or other cash equivalent investments in accordance with the terms of the Trust Agreement.

              (d) Any investments other than Stock may be made through the medium of any common, collective or commingled trust fund maintained by the Trustee which is qualified under Sections 401(a) and 501(a) of the Code, constituting a part of the Plan and the Trust.

5.2           FINANCED STOCK

              (a) On the Effective Date, the Trustee shall incur an ESOP Loan as directed by Fab to finance the acquisition of shares of Financed Stock for the Trust. Subsequently, Fab may direct the Trustee to incur additional ESOP Loans from time to time to finance the acquisition of shares of Financed Stock for the Trust or to repay a prior ESOP Loan. The proceeds of an ESOP Loan must be applied within a reasonable period of time after their receipt to be invested in accordance with
                    Section 5.1, to repay such loan or to repay a prior ESOP

                    Loan. The terms of any ESOP Loan, at the time such loan is made, shall be at least as favorable to the Plan as the terms of a comparable loan resulting from arm's-length negotiations between independent parties. An ESOP Loan shall be for a specific term, shall bear a reasonable rate of interest and shall not be payable on demand except in the event of default, in which event the value of Trust Fund assets transferred to satisfy the default shall not exceed the amount of the default; provided, however, that, if the lender is a "disqualified person" (as defined in Section 4975(e)(2) of the Code) or a "party in interest" (as defined in Section 3(14) of ERISA, a transfer of collateral upon default shall be made only upon and to the extent of the failure of the Plan to meet the payment schedule for the ESOP Loan.

              (b) The only Trust Fund assets may be pledged as collateral for an ESOP Loan are the shares of Financed Stock allocated to the Loan Suspense Account acquired with the proceeds of the ESOP Loan or such shares used as collateral on a prior ESOP Loan that was repaid with the current ESOP Loan and no lender shall have recourse against Trust Fund assets other than (i) such collateral, (ii) Company Contributions that are made under the Plan to meet the obligations under the ESOP Loan with respect to which no allocation under Section
                    4.2 has been made and (iii) dividends or other earnings attributable to such collateral and the investment of such Company Contributions; provided, however, that amounts described in clause (iii) above not applied to repay any ESOP Loan in accordance with Section 4.2(a) for a Plan Year shall be allocated to Members' Accounts as earnings on the Trust Fund in accordance with Section 4.2(b) or Section 6. Any pledge of Financed Stock must provide for the release of shares so pledged on a pro rata basis as the ESOP Loan is repaid by the Trustee and as such shares of Financed Stock are allocated to Members' Accounts as provided in Section 4.2.

              (c) Amounts to be used to satisfy the obligations arising from any ESOP Loan shall be accounted for separately by the Trust until so used.

                                   SECTION 6.

                 VALUATION AND MAINTENANCE OF MEMBERS' ACCOUNTS


6.1           VALUATION OF THE TRUST FUND

              (a) As of each Valuation Date, the Trust Fund shall be valued, pursuant to the terms of the Plan and the Trust Agreement,
                    (i) to reflect first, any allocation involving Trust Fund earnings under Section 4.2(b), (ii) then the effect of dividends or other income received and accrued, realized and unrealized profits and losses and all other transactions during the period beginning after the next preceding Valuation Date (or the Effective Date, if there is no preceding Valuation Date) and ending on such Valuation Date (the "Valuation Period"), but such valuation shall not include any Company Contributions received during such Valuation Period. Such valuation shall be conclusive and binding upon all persons having an interest in the Trust Fund.

              (b) The Committee may appoint an independent appraiser to value all or any part of the assets of the Trust Fund; provided, however, that all valuations of shares of Stock which are "not readily tradable on an established securities market" (within the meaning of Section 401(a)(28)(C) of the Code) shall be made by an independent appraiser meeting requirements analogous to those under Section 170(a)(1) of the Code. The Trustee, Fab, and the Committee may
                    conclusively rely upon the valuation prepared by any such independent appraiser.

6.2           ADJUSTMENT OF MEMBERS' ACCOUNTS

              On the basis of such valuation, the Committee shall adjust the Members' Accounts as of each Valuation Date to reflect the transactions taken into account under Section 6.1(a). For the Valuation Period, such adjustments of Members' Accounts shall be made by (i) deducting from each said Account the total of all payments made from the Account during the Valuation Period, (ii) adding to or deducting from, as the case may be, each Account such proportion of each adjustment under Section 6.1 as the amount credited to the Account as of the next preceding Valuation Date bears to the total of the amounts in all of said Accounts as of such preceding Valuation Date and (iii) adding, if such Valuation Date is also an Allocation Date, to each Account the Member's allocable share of any amounts treated as Company Contributions (other than such amounts as are applied or to be applied to the repayment of an ESOP Loan) for such Valuation Period or shares of Financed Stock released from the Loan Suspense Account and properly allocated to such Member's Account as of such Allocation Date in accordance with Section 4.2. As of each Valuation Date, the amount attributable to a Member's Account shall mean the number of shares (including fractional shares) of Stock plus any other property or cash properly credited to the Member's Account as of such date.

6.3           ADMINISTRATIVE EXPENSES

              The expenses of administering the Plan, including (i) the fees and expenses of any employee and of the Trustee for the performance of its duties under the Plan or Trust, (ii) the expenses incurred by the members of the Committee or their delegates in the performance of their duties under the Plan (including reasonable compensation for any legal counsel, appraisers, certified public accountants, consultants and agents and the cost of services rendered in respect of the Plan) and (iii) all other proper charges and disbursements of the Trustee, the Company or the members of the Committee (including settlements of claims or legal actions approved by Fab) shall be paid out of the Trust Fund and allocated to and deducted from the Members' Accounts by the Committee in accordance with the provisions of Section 6.2, unless the Company pays such expenses directly without reimbursement from the Trust Fund.

6.4           TAXES

              Taxes, if any, of any and all kinds whatsoever which are levied or assessed on any assets held or income received by the Trust Fund, shall be allocated to and deducted from the Members' Accounts.

6.5           OTHER EXPENSES

              Brokerage fees, transfer taxes and any other expenses incident to the purchase or sale of Stock by the Trustee shall be deemed to be part of the cost of such Stock or deducted in computing the proceeds therefrom, as the case may be.

6.6           TRANSACTIONS WITH DISQUALIFIED PERSONS

              Notwithstanding any other provision of the Plan or the Trust Agreement to the contrary, if a transaction involving Stock is between the Trustee and a "disqualified person" (as defined in Section 4975(e)(2) of the Code) or a "party in interest" (as defined in Section 3(14) of ERISA), the value of the shares of Stock subject to such transaction shall be determined as of the date of such transaction.

                                   SECTION 7.

                        VESTING OF COMPANY CONTRIBUTIONS



7.1           FULL VESTING

              (a) Each Member who attains Normal Retirement Age while in Service or who terminates Service by reason of Retirement, Disability or death shall have a one hundred percent (100%) Vested Interest in the amount credited to his or her Account.

              (b) Each Member in Service affected by a complete termination of the Plan under Section 16.3, or a "partial termination" of or "permanent discontinuance of contributions" to the Plan under Section 15.1(b), shall have a one hundred percent (100%) Vested Interest in the amount allocated to his or her Account, as adjusted under the provisions of Section 16 and
                    Section 15.3, respectively.

7.2           VESTING UPON OTHER TERMINATIONS OF SERVICE

              Any Member to which Section 7.1 does not apply shall have a Vested Interest, as determined by the Committee, in the portion of the amount credited to his or her Account determined from the following vesting schedule on the basis of the number of full Years of Service which he or she has completed as of the date of his or her termination of Service.


                                VESTING SCHEDULE

              Full Years of Service                                  Percentage

              Less than 1........................................         0%
              1 but less than 2..................................        10%
              2 but less than 3..................................        20%
              3 but less than 4..................................        30%
              4 but less than 5..................................        40%
              5 but less than 6..................................        60%
              6 but less than 7..................................        80%
              7 or more .........................................       100%

7.3           RULES APPLICABLE TO VESTING

              If a Member returns to Service following a Break in Service, then, his or her Years of Service before such return shall be counted, in addition to his or her Years of

              Service following such return, in determining his or her Vested Interest in the amounts credited to his or her Account on or after his or her return to Service; provided, however, that, if a Member who had no Vested Interest at the time of his or her termination of Service returns to Service following five (5) or more consecutive Breaks in Service, such Member's Years of Service prior to such Breaks in Service shall not be taken into account in determining such Member's Vested Interest in amounts credited to his or her Account on or after his or her return to Service.

                                   SECTION 8.

                         WITHDRAWALS FOR DIVERSIFICATION



8.1           WITHDRAWAL

              Subject to Section 8.2, during the first Plan Year that a Member both (i) is at least age fifty-five (55) and (ii) has been an Active Member for at least ten (10) Plan Years after the November 30th coincident with or next preceding the Effective Date, he or she may elect to withdraw, on written notice to the Committee during the ninety (90) day period following such Plan Year, and each of the next five (5) Plan Years, a number of whole shares of Stock determined in accordance with the following formula:

                    D    =   P (X + Y) - Y, where

                    D    =   the   number  of  shares  of  Stock  that  may  be
                             withdrawn under this Section 8.1, rounded to the nearest whole integer;

                    P    =   twenty-five percent (25%) (fifty percent (50%) for
                             the last Plan Year);

                    X    =   the  number  of shares  of Stock  credited  to the
                             Member's Account as of the Allocation Date for the Plan Year; and



                    Y    =   the number of shares of Stock previously withdrawn
                             by the Member under this Section 8.1.

              Any shares of Stock which a Member so elects to receive shall be distributed to the Member not later than one hundred eighty (180) days following the Allocation Date for the Plan Year to which the election applies.

8.2           DE MINIMIS EXCEPTION

              A Member shall not be entitled to make a withdrawal  under Section
              8.1 if the value of Stock allocated to such Member's Account, when added to the value of any other "employer securities" under
              Section 409(1) of the Code acquired after 1986 and credited to the Member's account in any other "employee stock ownership" meeting the requirements of Section 4975(e)(7) of the Code that is maintained by an Affiliated Company, does not exceed $500, or such greater amount as may be specified by the IRS under the Code. For purposes of this Section 8.2, the value of the Stock or such other employer securities shall be determined as of the Allocation Date for the first Plan Year with respect to which a Member would otherwise be entitled to make a withdrawal under Section 8.1.

                                   SECTION 9.

                    DISTRIBUTIONS UPON TERMINATION OF SERVICE


9.1 DISTRIBUTIONS UPON A MEMBER'S TERMINATION OF SERVICE BY REASON OF RETIREMENT OR DISABILITY

              If a Member terminates Service by reason of Retirement or Disability, such Member shall be entitled to a distribution of his or her Vested Interest and, unless the member elects otherwise in accordance with Section 9.3, such distribution shall be determined as of the Allocation Date coincident with or next following the date of such termination of Service and made as soon as practicable thereafter, but in no event later than ninety (90) days following such Allocation Date.

9.2           DISTRIBUTIONS UPON OTHER TERMINATIONS OF SERVICE

              (a) Subject to the following provisions of this Section 9.2, if a Member terminates Service for a reason other than death or one specified in Section 9.1, such Member shall be entitled to a distribution of his or her Vested Interest and, unless the Member elects otherwise in accordance with Section 9.3, such distribution shall be determined as of the Allocation Date coincident with or next following the date of such termination of Service and made no later than ninety (90) days following such Allocation Date.

              (b) Any excess of the amount credited to such terminating Member's Account over his or her Vested Interest shall be treated as a forfeiture under Section 4.4 for the Plan Year during which such Member terminates Service. If the terminated Member returns to Service prior to incurring five
                    (5) consecutive Breaks in Service, the amount of such forfeiture shall be recredited to such Member's Account (along with imputed earnings, gains or losses, if any, on such forfeiture in the event the terminated Member had made a deferral election under Section 9.3) as of the Allocation Date coincident with or next following the terminated Member's return to Service.

9.3           DEFERRAL ELECTION

              If a Member who has not attained Normal Retirement Age is entitled to a distribution under Section 9.1 or Section 9.2, and the value of his or her Vested Interest equals or exceeds $3,500 as of the Allocation Date the distribution is to be determined in such Section, such Member may elect to defer receipt of such distribution by specifying a later Allocation Date occurring before or next following his or her Normal Retirement Age with respect to which the preceding provisions of this Section 9 are to be applied, through advance notice to the Committee; provided, however, that no distribution shall be made hereunder if the Member returns to Service before such specified Allocation Date.

9.4           DISTRIBUTIONS UPON DEATH

              Notwithstanding the foregoing provisions of this Section 9 to the contrary, in the event of the death of a Member, his or her Beneficiary shall be entitled to a distribution of the Member's Vested Interest, determined as of the Allocation Date coincident with or next following the date of the Member's death and made no later than ninety (90) days following such Allocation Date.

9.5           MINIMUM REQUIRED DISTRIBUTIONS

              Notwithstanding any other provision of the Plan to the contrary, all distributions under the Plan shall be made in compliance with the minimum distribution and timing of distribution requirements under Section 401(a)(9) of the Code. To the extent required by
              Section 401(a)(9) of the Code, the distribution of the Vested Interest of each Member of the Plan shall be made no later than April 1 of the calendar year following the calendar year in which the Member attains age seventy and one-half (70-1/2).

9.6           SINGLE SUM STOCK DISTRIBUTIONS

              Any benefit payable under this Section 9 shall be distributed in a single sum from the Trust Fund in whole shares of Stock (containing such legends and upon such terms and conditions and restrictions as the Committee may direct) together with any cash either awaiting investment in Stock or representing a fractional share of Stock.

9.7           CURRENT DIVIDENDS DISTRIBUTIONS

              (a) Unless Section 11.4 otherwise applies, in the event a Member's Vested Interest is to be distributed during a Plan Year in accordance with the foregoing provisions of this
                    Section 9, then, the amount of cash dividends paid to the Trustee by Fab during that same Plan Year with respect to such shares of Stock (including cash representing any fractional share) to be distributed ("Current Dividends") shall be treated in the same manner as the Member's Vested Interest solely for purposes of this Section 9, except as provided in Section 9.7(b).

              (b)   (i)  Notwithstanding  Section  9.6,  the  amount of  Current
                         Dividends to be distributed to a Member under Section 9.7(a) shall be distributed in a single cash sum unless Fab has made the election described in Section 4.2(b)(i) with respect to such Current Dividends.



                   (ii) In that event, Section 9.6 shall apply, but the number of shares of Stock to be distributed that represent the amount of Current Dividends shall be determined as of the applicable Valuation Date.

9.8           ROLLOVERS TO OTHER PLANS OR IRAS

              Effective with respect to any distributions made on or after December 1, 1993 and notwithstanding any provision of the Plan to the contrary that would otherwise limit a Member's election under this Section, a Member may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid, in a Direct Rollover, to an Eligible Retirement Plan specified by the Member.

              Definitions:

              (1) An "ELIGIBLE ROLLOVER DISTRIBUTION" is any distribution of all or any portion of the balance to the credit of the Member, except:

                    (a) any distribution that is one of a series of substantially equal periodic payments (made not less frequently than annually) made over the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the Member and the Member's Beneficiary, or over a period of ten (10) years or more;

                    (b) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and

                    (c) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion of net unrealized appreciation with respect to employer securities).

              (2) An "ELIGIBLE RETIREMENT PLAN" is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code that accepts the distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving Spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

              (3) A "DIRECT ROLLOVER" is a payment by the Plan to the Eligible Retirement Plan specified by the Member.

                                   SECTION 10.

                          MAXIMUM AMOUNT OF ALLOCATION



10.1          LIMITATION ON ANNUAL ADDITIONS

              Notwithstanding any other provision of the Plan to the contrary, Annual Additions attributed to a Member's Account for any Plan Year may not exceed the lesser of: (i) $30,000, as such amount is adjusted for any applicable increases in the cost-of-living under the Code or (ii) twenty-five percent (25%) of the Member's Compensation for such Plan Year.

10.2          PRIORITY OF REDUCTION

              (a) To the maximum extent necessary, before-tax deferrals under Code Section 402(a)(8) made on behalf of a Member under any Qualified Plan maintained by an Affiliated Company shall be returned to the Member before any Annual Additions which would otherwise be allocated to a Member's Account on an Allocation Date are reduced by reason of Section 10.1; provided, however, any Annual Additions attributable to shares of Financed Stock shall be last reduced.

              (b) Any Annual Additions reduced under Section 10.2(a) shall be allocated on the next Allocation Date first, to the extent permissible under Section 10.1, to the affected Member's
                    Account and any remaining portion of such amount shall be treated as a forfeiture under Section 4.4; provided, however, that the Compensation of the affected Member from whose Account the forfeiture arose shall in no event be considered in determining any Active Member's pro rata share of any allocation under Section 4.2(c).

10.3          OTHER PLANS

              The Committee shall, to the extent required by the Code, apply the limitations contained in this Section 10 by taking into account the benefits payable and the contributions made under any other Qualified Plan which is maintained by an Affiliated Company and, if such other plan is a defined benefit plan, the sum of the defined benefit plan fraction and the defined contribution plan fraction (as described in Section 415(e) of the Code) shall not exceed 1.0.

                                   SECTION 11.

                   RIGHTS AND RESTRICTIONS APPLICABLE TO STOCK



11.1          VOTING

              Notwithstanding any other provision of the Plan or the Trust Agreement to the contrary, all shares of Stock (including fractional shares) held in the Trust Fund shall be voted by the Trustee at the direction of Members in accordance with this
              Section 11.1.

              (a) Before each annual or special meeting of stockholders of Fab, the Committee shall cause to be promptly sent to each Member who has shares of Stock credited to his or her Account (without regard to whether the Member has a Vested Interest in such Stock), on the record date of such meeting, all materials that a shareholder of Fab would have received with respect to such meeting, including, but not limited to, notices, proxies, financial statements and Fab's proxy solicitation materials, together with a form directing the Trustee on how to vote. Each Member shall have the right to direct the Trustee with respect to the voting of the total number of shares of Stock allocated to his or her Account as of the last Valuation Date prior to such annual or special meeting of the shareholders of Fab. In addition, each Member shall separately have the right to direct the Trustee with respect to the voting at such annual or special meeting such portion of any other shares of Stock held in the Trust Fund as is equal to the product of (i) the total number of such other shares of Stock held in the Trust Fund, multiplied by
                    (ii) a fraction, the numerator of which is the total number of shares of Stock credited to such Member's Account as of such Valuation Date, and the denominator of which is the total number of shares of Stock held in the Trust Fund that are credited to all Members' Accounts as of such Valuation date.

              (b) In the event of Stock must be voted prior to the first allocation of Stock held in the Trust Fund to Active Members' Account as of the first Allocation Date, each individual who is a Member as of the Plan Entry Date next preceding the date of such annual or special meeting of the shareholders of Fab, shall have the right to direct the Trustee with respect to the voting at such annual or special meeting of an equal number of the shares of Stock held in the Trust Fund.

              (c) All voting directions under this Section 11.1 shall be given to the Trustee in writing in such form and manner as the Committee shall prescribe and shall remain in strict confidence of the Trustee. Upon receipt of such directions, the Trustee shall vote the shares of Stock in accordance therewith. Any shares of Stock with respect to which no Member direction is received shall not be voted by the Trustee.

              (d) In the event consents, authorizations or other such solicitations are made with respect to Stock in lieu of a meeting, then the Trustee's vote or action on any such solicitation with respect to Stock held in the Trust Fund shall be directed by Members to the maximum extent practicable in a manner that is consistent with this Section 11.1.

11.2          TENDER OFFERS

              In the event any transaction which is evidenced by the filing of a Statement on Schedule 14D-1 under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission, or in the event of any other similar transaction (a "Tender Offer"), including, but not limited to, a "self-tender", then, notwithstanding any other provision of the Plan or the Trust Agreement to the contrary, all, any part or none of the shares of Stock (including fractional shares) held in the Trust Fund shall be tendered and sold or exchanged pursuant to such Tender Offer by the Trustee at the direction of Members in accordance with this
              Section 11.2.

              (a) Promptly upon written receipt of such Tender Offer, the Trustee shall notify each Member in writing of such Tender Offer and the principal terms thereof and shall cause to be delivered to each Member copies of all materials that the Trustee would receive as a shareholder with respect to such Tender Offer, including, but not limited to, prospectuses and financial statements.

              (b) Each Member shall have the right to direct the Trustee to tender and sell or exchange, pursuant to such Tender Offer, all or any part of that number of shares of Stock credited to the Member's Account as of the most recent Valuation Date. In addition, such Members shall have the right to direct the Trustee to tender and sell or exchange, pursuant to such Tender Offer, such portion of any other shares of Stock held in the Trust Fund as is equal to the product of
                    (i) the total number of such shares of Stock held in the Trust Fund multiplied by (ii) a fraction, the numerator of which is the total number of shares of Stock credited to such Member's Account as of such Valuation Date, and the denominator of which is the total number of shares of Stock held in the Trust Fund credited to all Members' Accounts as of such Valuation Date. In the event a Member fails to submit instructions to the Trustee, such Member shall be deemed to have elected not to tender those shares of Stock to which the instruction would have related. Such instructions shall be given to the Trustee in such form and manner as the Trustee shall prescribe. Any such directions shall remain in the strict confidence of the Trustee.

              (c) Subject to Section 11.2(d), the Trustee shall tender, sell or exchange, to the extent that the Tender Offer is accepted, that number of shares of Stock for which valid and timely directions to do so have been received and not subsequently been revoked by Members prior to the expiration date of the Tender Offer to which such directions relate. In addition, the Trustee shall withdraw, prior to the withdrawal date of the Tender Offer, that number of shares of Stock for which the Trustee receives directions to withdraw.

              (d)   Except as to shares of Stock  sold or  tendered  under  this
                    Section 11.2, the Trustee is prohibited from tendering or otherwise selling or exchanging, or depositing or forwarding for sale or exchange, any shares of Stock held by it pursuant to the Plan and the Trust Agreement, and from making any purchases of shares of Stock pursuant to the Plan and Trust Agreement, during the pendency of the Tender Offer.

11.3          RESTRICTIONS ON STOCK

              Shares of Stock held or distributed by the Trustee may include such legends and restrictions on transferability as Fab or the Committee may reasonably require in order to assure compliance with applicable Federal and state securities laws and the terms of this Plan or the Trust Agreement. To the maximum extent permitted by ERISA and the Code, shares of Stock shall also be subject to the provisions of any applicable stockholders' or similar agreement. No shares of Stock held or distributed under the Plan may be subject to a put, call or other option or buy-sell or similar arrangement, except as provided in this Section 11 and the provision of Section 11.6, Section 11.7 and this Section 11.3 shall be non-terminable and shall continue to be applicable to shares of Stock upon termination of the Plan or upon the Plan ceasing to meet any qualification requirements specified in
              Section 1.

11.4          CASH DIVIDENDS

              Fab, in addition to having the right to elect to apply cash dividends on shares of Stock allocated to any Member's Account as provided in Section 4, may elect that such dividends be paid currently to any Member either directly by Fab or by the Trustee not later than ninety (90) days following the Plan Year during which such dividend was paid; provided, however, that Fab may elect that any such cash distribution to Members be paid only on shares of Stock in which such Members have a Vested Interest.

11.5          REASONABLE ACTIONS

              The Committee shall take all reasonable actions to assure that as of each Valuation Date (or other such date) specified in the foregoing provisions of this Section 11, the Trustee has an accurate list of all Members and the number of shares of Stock (including fractional shares) credited to their Accounts. for purposes of this Section 11, Fab and the Committee agree to render any reasonably necessary and appropriate assistance that the Trustee requests to assure a proper distribution of cash dividends, an accurate and confidential collection and tabulation of directions and, for purposes of Section 11.2, a timely tender by the Trustee in accordance with such directions, including, but not limited to, reasonable compliance with registration requirements under applicable Federal and state securities laws.

11.6          RIGHT OF FIRST REFUSAL

              In the event the proviso under Section 6.1(b) applies, shares of Stock distributed under the Plan shall be subject to a "right of first refusal." The right of first refusal shall provide that prior to any subsequent transfer, such Stock must first be offered in writing to Fab and then if refused by Fab, to the Trustee, at the value determined for purposes of the Plan under Section 6.1(b); provided, however, that a bona fide written offer of a greater amount from an independent prospective buyer shall be deemed to establish the fair market value of such stock for this purpose. The right of Fab or the Trustee to acquire the Stock under this Section 11.6 shall expire fourteen (14) days after the date Fab receives the offer to exercise the right of first refusal on the same terms offered by a prospective buyer. A Member entitled to a distribution of Stock may be required to execute an appropriate stock transfer agreement (evidencing the right of first refusal) prior to receiving a certificate for Stock.

11.7          PUT OPTION

              In the event the proviso under Section 6.1(b) applies, a Member holding shares of Stock distributed under the Plan may elect, by filing a request with the Committee (i) no later than sixty (60) days following such distribution, or if such request is not made,
              (ii) during a period of at least sixty (60) days commencing on the first anniversary of such distribution to have Fab (or, if the Committee so directs and the Trustee consents, the Trustee) purchase any such shares of Stock at the value determined under
              Section 11.6. Fab (or, if the Committee so directs and the Trustee consents, the Trustee), in its sole discretion, may pay for such Stock either in a lump sum or in ratable annual installments over a period not exceeding five (5) years, with interest payable at a reasonable rate on any unpaid installment balance as determined by Fab (or, if the installments are to be paid from the Trust Fund, by the Committee, with the Trustee's consent). Notwithstanding the foregoing, Fab or the Trustee (if the Committee so directs and the Trustee consents) may (or shall, if required under the Code or ERISA) offer to purchase any shares of Stock distributed under the Plan from any Member at any other time, at the value determined under Section 11.6.

11.8          SPECIAL DEFINITION OF MEMBER

              For purposes of this Section 11, the term "Member" shall include a Member, or, in the event a Member with an Account had died, the Member's Beneficiary, or, if the Member is otherwise legally incapacitated with respect to all or any portion of his or her Account, such other person whom the Committee may deem to have the legal capacity to manage the Member's affairs, and for purposes of
              Section 11.6 and Section 11.7, the term "Member" shall also include any donee who has received Stock as a gift from the Member or the custodian or trustee of an individual retirement account that holds Stock for the benefit of the Member by reason of a "rollover" of the Member's Plan distribution under Section 402(a)(5) of the Code.

                                   SECTION 12.

                          DESIGNATION OF BENEFICIARIES



12.1          SELECTED BENEFICIARIES

              Each Member may file with the Committee a notarized designation of one or more persons as the Beneficiary who shall be entitled to receive the amount, if any, payable under Section 9.4 upon the Member's death. Subject to Section 12.2, a Member may from time to time revoke or change his or her Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Committee. The last such designation form received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Member's death and in no event shall it be effective as of a date prior to such receipt.

12.2          SPOUSE AS BENEFICIARY

              Notwithstanding any provision of Section 12.1 to the contrary, any Beneficiary designation or revocation or change of Beneficiary designation made or outstanding with respect to a Member must be made with the notarized consent of the Member's Spouse, if any. If no Beneficiary designation under this Section 12 is in effect at the time of a Member's death, or if the Beneficiary so designated fails to survive such Member, the Beneficiary shall be the Member's Spouse, if any, or if there is no Spouse, the Member's surviving issue, per stirpes, or if there is no such issue, the Member's estate. If the Committee is in doubt as to the right of any person to receive any benefits, the Committee may direct the Trustee to (i) retain such amount, without liability for any interest thereon, until the rights thereto are determined or (ii) pay such amount into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Plan and the Trust Fund therefor.

                                   SECTION 13.

                              TOP-HEAVY LIMITATIONS



13.1          DEFINITIONS

              When used in this Section 13, the following terms shall have the following meanings:

              (a) "Account Balance" shall mean, for the first Plan Year, the value of the Member's Account as of the Allocation Date for the Plan Year, and, for any other Plan Year, the value of the Member's Account as of the Allocation Date for the next preceding Plan Year increased by the aggregate amount of all withdrawals and distributions made from such Account during the immediately preceding five (5) Plan Years.

              (b) "Key Employee" shall mean, for a Plan Year, any individual who would be considered a "key employee" under Section 416(i) of the Code.

              (c) "Top-Heavy" shall mean, for a Plan Year, that the aggregate Account Balances of Key Employees exceed sixty percent (60%) (or ninety percent (90%) in the event the Plan is "Super
                    Top-Heavy") of the aggregate Account Balances of all Members, determined, (i) with respect to the first Plan Year, as of the corresponding Allocation Date and (ii) with respect to any other Plan Year, as of the Allocation Date of the next preceding Plan Year, taking into account, to the extent either required or permitted by the Code, the accrued benefits under each Qualified Plan of an Affiliated Company in which a Key Employee participates and each other
                    Qualified  Plan  which  enables  the Plan to  qualify  under
                    Section 401(a) of the Code.

13.2          TOP-HEAVY PLAN YEARS

              Notwithstanding any other provision of the Plan to the contrary, if the Plan is TopHeavy for a Plan Year, then the following provisions shall apply, but only to the extent required by the Code.

              (a) The Annual Additions to the Account of each Active Member (determined without regard to Section 2.2(i)) who is not a Key Employee shall be no less, as a percentage of Compensation, than the lesser of (i) the largest such percentage for a Key Employee or (ii) three percent (3%);

              (b) For any Member who has completed an Hour of Service during any Plan Year in which the Plan is Top Heavy, the vesting schedule in Section 7.2 shall be applied by assuming each Member in Service otherwise having a "vesting percentage" of at least thirty percent (30%) under such schedule is credited with one (1) additional completed Year of Service;

              (c) The requirements of Section 10.3 shall be satisfied for such Plan Year by making appropriate adjustments to the defined benefit plan fraction and the defined contribution plan fraction to reflect the additional restrictions imposed by
                    Section 416(h)(1) of the Code. Notwithstanding the foregoing, this Section 13.2(c) shall not apply if the Plan is Super Top-Heavy for such Plan Year and "four percent
                    (4%)" is substituted for "three (3)" with respect to the minimum allocation provided under Section 13.2(a).

13.3          AGGREGATION WITH OTHER PLANS

              If any other Qualified Plan must be or otherwise is considered in determining whether the requirements of Section 13.2(a) or (c) have been met, appropriate adjustments in accordance with the Code shall be made for the benefits or contributions provided each Member who is not a Key Employee under each such Qualified Plan.

                                   SECTION 14.

                           ADMINISTRATION OF THE PLAN



14.1          THE COMMITTEE

              The Committee shall have general responsibility for the administration and interpretation of the Plan (including, but not limited to, complying with reporting and disclosure requirements and establishing and maintaining Plan records). The Committee has the sole authority to make all decisions, determinations or interpretations the Committee may deem necessary or advisable in connection with the matters under the Plan it has specific or general responsibility of and all such decisions, determinations or interpretations shall be made in the sole discretion of the Committee and shall be final, binding and conclusive on all interested persons.

14.2          THE TRUSTEE

              Fab shall have the power to appoint, remove or change the Trustee and the Trustee shall have responsibility under the Plan for the management and control of the assets of the Trust Fund. The Committee shall periodically review the performance and methods of the Trustee.

14.3          AGENTS

              The Committee shall engage such legal counsel, certified public accountants or other experts, who may be employed by any Affiliated Company, and make use of such agents and clerical or other personnel of any Affiliated Company as the Committee shall require or may deem advisable for purposes of the Plan and the Trust. The Committee may rely upon the written option of such counsel, accountants or other experts. The Committee may delegate to any such agent or to any subcommittee or member of the Committee its authority to perform any act hereunder, including, without limitation, those matters involving the exercise of discretion; provided, however, that such delegation shall be subject to revocation at any time by the Committee. The Committee shall report to the Board, or to a committee of such Board designated for that purpose, at such times as may be designated by the Board or committee thereof, with regard to the matters for which the Committee is responsible under the Plan.

14.4          FORMATION OF COMMITTEE

              The Committee shall consist of not less than three (3) and not more than seven (7) members, each of whom shall be appointed by, shall remain in office at the will of, and may be removed, with or without cause, by the Board. Any member of the Committee may resign at any time. No member of the Committee shall be entitled to act on or decide any matter relating solely to himself or herself or solely to any of his or her rights or benefits under the Plan. The members of the Committee shall not receive any special compensation for serving in their capacities as members of the Committee, but shall be reimbursed for any reasonable expenses incurred in connection therewith. Except as otherwise required by ERISA, no bond or other security need be required of the Committee or any member thereof in any jurisdiction. Any person may serve on the Committee, and any member of the Committee, any subcommittee or agent to whom the Committee delegates any authority, and any other person or group of persons, may serve in more than one fiduciary capacity with respect to the Plan.

14.5          CHAIRMAN

              The Committee shall elect or designate its own Chairman, establish its own procedures and the time and place for its meetings, and provide for the keeping of minutes of all meetings. A majority of the members of the Committee shall constitute a quorum for the transaction of business at a meeting of the Committee. Any action of the Committee may be taken upon the affirmative vote of a majority of the members of the Committee at a meeting or, at the discretion of its Chairman or such other member of the Committee, without a meeting, by mail, telegraph or telephone, provided that all of the members of the Committee are informed by mail, telegraph or telephone of their right to vote on the proposal and of the outcome of the vote thereon.

14.6          DEMANDS FOR MONEY

              All demands for money of the Plan shall be signed by an officer or officers of Fab, or such other person or persons as the Committee may from time to time designate in writing, who shall cause to be
              (i) kept full and accurate accounts of receipts and disbursements of the Trust Fund, (ii) deposited all funds of the Trust Fund to the name and credit of the Trustee or the Trust Fund, in such depositories as may be designated by the Committee, (iii) disbursed the monies and funds of the Trust Fund so authorized by the Committee and (iv) performed such other related duties as may be assigned to him or her from time to time by the Committee.

14.7          BENEFIT CLAIMS

              All claims for benefits under the Plan shall be submitted in writing to, and within a reasonable period of time decided by, one
              (1) person designated in writing by the Chairman of the Committee. Written notice of the decision on each such claim shall be furnished reasonably promptly to the claimant. If the claim is wholly or partially denied, such written notice shall set forth an explanation of the specific findings and conclusions, including references to specific provisions of the Plan or the Trust Agreement, upon which such denial is based. A claimant may review all pertinent documents and may request a review by the Committee of such a decision denying the claim. Such a request shall be in writing and filed with the Committee within a reasonable period of time, as specified by the Committee from time to time, after delivery to such claimant of notice of said decision. Such request for review shall contain all additional information which the claimant wishes the Committee to consider. The Committee may hold any hearing or conduct any independent investigation which it deems necessary or advisable to render its decision and the decision on review shall be made as soon as possible after the Committee's receipt of the request for review. Written notice of the decision on review shall be promptly furnished to the claimant and shall include specific reasons for such decision. For all purposes under the Plan, such decisions on claims (where no review is requested) and decisions on review (where review is requested) shall be final, binding and conclusive on all interested persons as to any matter or interpretation relating to the Plan.

14.8          NO PERSONAL LIABILITY

              To the maximum extent permitted by ERISA, no member of the Committee shall be personally liable by reason of any contract or other instrument executed by him or her, or on his or her behalf, in his or her capacity as a member of the Committee not for any mistake of judgment made in good faith and the Company shall indemnify and hold harmless, directly from its own assets (including the proceeds of any insurance policy the premiums of which are paid from the Company's own assets), each member of the Committee and each other officer, employee, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan or to the management and control of the assets of the Trust Fund may be delegated or allocated, against any cost or expense (including any sum paid in settlement of a claim with the approval of Fab) arising out of any act or omission to act in connection with the Plan or the Trust Fund unless arising out of such person's own fraud or bad faith.

14.9          AGENT FOR SERVICE OR PROCESS

              The Chairman of the Committee or such other person as may from time to time be designated by the Board shall be the agent for service of process under the Plan.

                                   SECTION 15.

                      WITHDRAWAL OF A PARTICIPATING COMPANY



15.1          PROCEDURES FOR WITHDRAWAL

              (a) Any Participating Company may withdraw from its participation in the Plan by giving the Board, the Committee and the Trustee prior notice specifying a withdrawal date which shall be the last day of a month at least sixty (60) days subsequent to the date such notice is received by the Board. The Board may terminate any Participating Company's participation in the Plan, as of any withdrawal date it specifies, for any reason, including, but not limited to, the failure of the Participating Company to make proper Company Contributions or to take appropriate action to assure compliance with any other provision of the Plan or with any applicable legal requirements. Notice of any withdrawal of a Participating Company from the Plan by the Board shall be given to the Committee, the Trustee and the withdrawing Participating Company.

              (b) Notwithstanding the foregoing, (i) the transfer of a Participating Company or a division, facility, operation or trade or business of a Participating Company to an entity that is not an Affiliated Company or (ii) a "partial termination" or "permanent discontinuance of contributions" of the Plan under Section 411(d)(3) of the Code, as determined by the IRS, with respect to a group of Members, shall be treated as a withdrawal of a Participating Company for purposes of this Section 15 without further action by the Board or any Participating Company.

15.2          CONTRIBUTIONS UPON WITHDRAWAL

              Upon the withdrawal of any Participating Company, no further Company Contributions or allocations under Section 4.2(c) on behalf of affected Members shall be made for Plan Years with Allocation Dates occurring after the date of withdrawal, and no amount shall thereafter be payable under the Plan to or in respect of any affected Members except as provided in this Section 15. To the maximum extent permitted by ERISA and the Code, any rights of Members who had been or are employed by other Participating
              Companies shall be unaffected by such withdrawal and any transfers, distributions or other dispositions of the assets of the Plan as provided in this Section 15 shall constitute a complete discharge of all liabilities under the Plan with respect to such Participating Company's participation in the Plan and with respect to any affected Member, Spouse or Beneficiary.

15.3          EFFECT OF WITHDRAWAL

              Upon a Participating Company's withdrawal from the Plan, the Committee may direct, in accordance with ERISA and the Code, that the Accounts of affected Members may continue to be maintained by the Plan, or, after payment of or provision for expenses and charges and appropriate adjustment of the Accounts of all such Members as described in Section 16.3(e) (as if the withdrawal date were the termination date), the value of such Accounts may be paid from the Trust Fund in the manner described in Section 16.3(f) or transferred, subject to Section 15.4(b) to a successor Qualified Plan.

15.4          TRANSFER OF PLAN ASSETS

              (a) To the maximum extent permitted by ERISA and the Code, Fab may direct that (i) this Plan be merged or consolidated with another Qualified Plan, (ii) the Accounts, in whole or in part, of one (1) or more Members be transferred to another Qualified Plan or (iii) that assets or liabilities of another Qualified Plan be transferred to this Plan.

              (b) Notwithstanding any other provision of the Plan or the Trust Agreement to the contrary and to the extent required by ERISA or the Code, no transfer of any of the Plan's assets or liabilities to a successor Qualified Plan or transfer of another Qualified Plan's assets or liabilities to this Plan (whether by merger or consolidation with such Qualified Plan or otherwise) shall be made unless each Member would, if either this Plan or such Qualified Plan then terminated, receive a benefit immediately after such transfer which (after taking account of any distribution or payments to them as part of the same transaction) is equal to or greater than the benefit he or she would have been entitled to receive immediately before such transfer if this Plan had then been terminated. The Committee may also condition any such transfer upon prior receipt of appropriate indemnification from the employer or employers maintaining such other Qualified Plan.

15.5          DETERMINATION, APPROVALS AND NOTIFICATIONS

              All determinations, approvals and notifications that the Committee may deem necessary or appropriate with respect to the withdrawal of a Participating Company or any transaction contemplated by
              Section 15.4 shall be in form and substance and from a source satisfactory to the Committee.

                                   SECTION 16.

                 AMENDMENT OR TERMINATION OF THE PLAN AND TRUST



16.1          AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

              (a) To the maximum extent permitted by ERISA and the Code, Fab reserves the right, as of a date specified by Fab, to amend, suspend or terminate, either prospectively or retroactively, the Plan, any Company Contributions thereunder, or the Trust, in whole or in part, and for any reason and without the consent of any Participating Company, Member, Spouse, Beneficiary or other person. Notwithstanding the foregoing, the Plan and Trust shall automatically be terminated without further action by Fab in the event that there is a Tender Offer (as defined in Section 11.2) or other event (other than the repayment of an ESOP Loan) that directly or indirectly results in no shares of Financed Stock being held in the Loan Suspense Account.

              (b) The Committee may adopt amendments to the Plan which may be necessary or appropriate to facilitate the administration, management or interpretation of the Plan, or to conform the Plan thereto, or to qualify and maintain the Plan as a Qualified Plan or to comply with any other applicable law (including ERISA); provided, however, that such amendments, in the estimation of the Committee, do not have any material effect on the currently estimated cost of the Company of maintaining the Plan or are not inconsistent with Fab's personnel or fiscal policies.

              (c) Each Participating Company, by its adoption of the Plan, shall be deemed to have delegated the authority granted in this Section 16 to Fab and the Committee.

16.2          NOTICE

              Notice of any amendment, modification, suspension or termination of the Plan, specifying the effective date of such action shall be given by Fab or the Committee to each other and to the Trustee, and all Participating Companies.

16.3          TERMINATION OF THE PLAN

              (a) Upon termination of the Plan, no Company shall make any further Company Contributions or allocations under Section 4.2(c) under the Plan Years with Allocation Dates that would otherwise have occurred after the termination date, which shall be the last Allocation Date for the Plan, and no amount shall thereafter be payable under the Plan to or in respect of any Member except as provided in this Section 16. To the maximum extent permitted by ERISA and the Code, transfers, distributions or other dispositions of the assets of the Plan as provided in this Section 16 shall constitute a complete discharge of all liabilities under the Plan and the Trust Fund. The Committee shall remain in existence and all of the provisions of the Plan which in the opinion of the Committee are necessary for the execution of the Plan and the Trust Fund and the administration and distribution, transfer or other disposition of the assets of the Trust Fund in accordance with this Section 16.3 shall remain in force.

              (b) In the event that the Plan is terminated, first, any amounts allocated to the Loan Suspense Account, any proceeds therefrom and cash dividends on shares of Financed Stock held in the Loan Suspense Account shall be applied to satisfy any outstanding ESOP Loan obligation in its entirety, and any such amounts remaining after full satisfaction of such obligation shall be treated as earnings on the Trust Fund in accordance with Section 16.3(e).

              (c) Then, any Company Contributions (including any cash dividends on shares of Financed Stock allocated to Members' Accounts that Fab elects to so apply in accordance with
                    Section  4.2(b)(i))  shall be allocated in  accordance  with
                    Section 4.2 as of the last Allocation Date; provided, however, that, for purposes of the allocation under Section 4.2(c), Section 2.2(i) shall not apply.

              (d) In the event that the Plan is terminated while there are any amounts held in suspense under Section 10.2 after application of the foregoing provisions of this Section 16, such amounts shall be applied to the outstanding balance of any ESOP Loan, and any amounts remaining after full satisfaction of such obligation shall be returned to Fab.

              (e) Then, the Trust Fund and each Member's Account shall be adjusted to reflect (i) payment of or provision for all expenses and charges referred to in Section 6.3 and Section
                    6.4 and (ii) adjustment for earnings, profits and losses of the Trust to the last Allocation Date in the manner described in Section 6.1.

              (f) Upon receipt by the Committee of IRS approval of such termination, Fab shall direct that the full current value of each Member's Account shall be paid, to the extent reasonably possible in accordance with Section 9.6, as soon as practicable thereafter from the Trust to each Member (or, in the event of the death of a Member, the Beneficiary thereof), unless and to the extent, Fab directs that any or all of the Members' Accounts, or any portion thereof, be transferred, subject to Section 15.4(b), to a successor
                    Qualified Plan. All determinations, approvals and notifications referred to above shall be in form and substance and from a source satisfactory to the Committee.

                                   SECTION 17.

                       GENERAL LIMITATIONS AND PROVISIONS



17.1          DECREASE IN VALUE OF TRUST ASSETS

              Each Member, Spouse, Beneficiary or other person shall bear all risks in connection with any decrease in the value of the assets of the Trust Fund and the Member's Account, and neither the Company nor the Committee nor any member thereof, nor any employee or director of the Company, shall be liable or responsible therefor.

17.2          SOLE SOURCE OF BENEFITS

              The Trust shall be the sole source of benefits under the Plan and, except as otherwise required by ERISA, the Company and the Committee, assume no responsibility for payment of such benefits, and each Member, Spouse, Beneficiary or other person who shall claim the right to any payment under the Plan shall be entitled to look only to the Trust Fund for such payment and shall not have any right, claim or demand therefor against the Company or the Committee, or any member thereof, or any employee or director of the Company.

17.3          NO RIGHT TO EMPLOYMENT

              Nothing contained in the Plan shall give any employee the right to be retained in the employment of any Affiliated Company or affect the right of any such employer to dismiss any employee. The adoption and maintenance of the Plan shall not constitute a contract between any Affiliated Company and any employee or consideration for, or an inducement to or condition of, the employment of any employee.

17.4          INCOMPETENCY

              If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due him or her, or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so elects, be paid to his or her Spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Plan and the Trust therefor.

17.5          ALIENATION

              Except insofar as may otherwise be required by law, no amount payable at any time under the Plan and the Trust shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind nor in any manner by subject to the debts or liabilities of any person, and any attempt to so alienate or subject any such amount, whether presently or thereafter payable, shall be void. If any person shall, or attempt to, alienate, sell transfer, assign, pledge, attach, charge or otherwise encumber any amount payable under the Plan and Trust or any part thereof or if, by reason of his or her bankruptcy or other event happening at any such time, such amount would be made subject to his or her debts or liabilities or would otherwise not be enjoyed by him or her, then the Committee, if it so elects, may direct that such amount be withheld and that the same or any part thereof be paid or applied to or for the benefit of such person, his or her Spouse, children or other dependents, or any of them, in such manner and proportion as the Committee may deem proper.

17.6          AVOIDANCE OF ESCHEAT

              If the Committee cannot ascertain the whereabouts of any person to whom a payment is due under the Plan, and if, after eighteen (18) months from the date such payment is due, a notice of such payment due is mailed to the last known address of such person, as shown on the records of the Committee or the Company, and, within three
              (3) months after such mailing, such person has not made written claim therefor, the Committee, if it so elects, may direct that such payment and all remaining payments otherwise due to such person be cancelled on the records of the Plan and the amount thereof applied as a forfeiture under Section 4.4 for the Plan Year in which the Committee makes such direction and, upon such cancellation, the Plan and the Trust shall have no further liability therefor except that, in the event such person later notifies the Committee of his or her whereabouts and requests the payment or payments due to him or her under the Plan, the amounts so applied shall be paid to him or her no later than ninety (90) days following the Allocation Date coincident or next following the date such notification is received by the Committee, in a single sum distribution as provided in Section 9.6.

17.7          FILING INFORMATION

              Each Member or other interested person shall file with the Committee such pertinent information concerning himself or herself, his or her Spouse and his or her Beneficiary as the Committee may specify, and no Member, Beneficiary, or other person shall have any rights or be entitled to any benefit under the Plan unless such information is filed by or with respect to him or her.

17.8          THE TRUST

              (a) The Trust Agreement constitutes a part of the Plan. Any and all rights or benefits accruing to any person under the Plan shall be subject to the terms of the Trust Agreement.

              (b) Except as otherwise provided in this Plan, in no event shall any part of the Trust Fund be used for or diverted to any purposes other than for the exclusive benefit of Members and their Beneficiaries under the Plan.

17.9          COMMUNICATIONS TO FAB AND THE COMMITTEE

              All elections, designations, requests, notices, instructions and other transmittals or communications from a Participating Company, a Member, Beneficiary or other person to Fab or the Committee required or permitted under the Plan shall be in writing, made in accordance with such procedures as the Committee or Fab may establish, shall be in such form as is prescribed from time to time by Fab or the Committee, shall be mailed by first class mail or delivered to such location as shall be specified by Fab or the Committee and shall be deemed to have been given and delivered only upon actual receipt thereof by such party, at the location specified thereby.

17.10         COMMUNICATIONS TO MEMBERS

              All notices, statements, reports and other transmittals or communications from aEParticipating Company or the Committee to any Employee, Member, Beneficiary or other person required or permitted under the Plan shall be in writing and deemed to have been duly given when delivered to, or when mailed by first class mail, postage prepaid and addressed to, such Employee, Member, Beneficiary or other person at his or her address last appearing on the records of the Company or the Committee.

17.11         CAPTIONS AND REFERENCES

              The captions preceding in the Sections of the Plan have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision of the Plan. Except where indicated to the contrary, all references to Sections are to Sections of this Plan.

17.12         GOVERNING LAW

              The Plan and all rights thereunder shall be governed by and construed in accordance with ERISA and the laws of the State of New York.

IN WITNESS WHEREOF, this plan has been duly executed by an authorized officer of the Company on the Effective Date and is hereby reexecuted this 21st day of September 1995, to include amendments mandated by the Unemployment Compensation Amendments of 1992 and the Omnibus Budget Reconciliation Act of 1993.

                                  FAB INDUSTRIES, INC.

[SEAL]

                                  By  /s/ Samson Bitensky
                                    -----------------------------------
Attest                                    Samson Bitensky , President


/s/  Kym M. Hayes
-----------------------
     Secretary